Exhibit 10.6 (n)

Cinemark Holdings, Inc.
2024 LONG-TERM Incentive Plan
Restricted Stock Unit Award Certificate

THIS IS TO CERTIFY that Cinemark Holdings, Inc., a Delaware corporation (the “Company”), has granted you (the “Participant”) hypothetical units of Common Stock (“Restricted Stock Units”) under the Company’s 2024 Long-Term Incentive Plan (the “Plan”), as follows:

Name of the Participant:	_____________________________________
Address of the Participant:	_____________________________________ _____________________________________
Number of Restricted Stock Units:	_____________________________________
Date of Grant:	_____________________________________
Vesting Commencement Date:	_____________________________________
Settlement Date:	_____________________________________
Vesting Schedule:	Anniversary of Vesting	Percentage of
	Commencement Date	Vested Shares
%
%
%

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the accompanying Restricted Stock Unit Award Agreement and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Unit rights granted under this Certificate and the related Restricted Stock Unit Award Agreement for Non-U.S. Participants (including any appendix attached thereto) and to receive the Restricted Stock Units designated above subject to the terms of the Plan, this Certificate and the Award Agreement.

Participant: Name: , an individual Dated: _______________________________	Cinemark Holdings, Inc. By: Sean Gamble Title: President and Chief Executive Officer Dated: _______________________________

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Certificate for Non-US Participants

Cinemark Holdings, INC.
2024 long-term Incentive Plan

RESTRICTED STOCK Unit AWARD AGREEMENT for non-u.s. participants

This Restricted Stock Unit Award Agreement for Non-U.S. Participants (the “Award Agreement”) including any provisions for Participant’s country included in the appendix attached hereto (the “Appendix” and collectively with the Award Agreement, this “Agreement”), is entered into on the Date of Grant, subject to the Participant’s acceptance of the terms of the Agreement evidenced by the Participant’s signature on the Restricted Stock Unit Award Certificate accompanying this Agreement (the “Certificate”), by and between Cinemark Holdings, Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.

Under the Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan (the “Plan”), the Administrator has authorized the grant to the Participant of the number of Restricted Stock Units set forth in the Certificate (the “Award”), under the terms and subject to the conditions set forth in this Agreement, the Certificate and the Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Basis for Award. This Award is granted under the Plan for valid consideration to be provided to the Company by the Participant. By the Participant’s execution of the Certificate, the Participant agrees to accept the Award rights granted under the Certificate and this Agreement and to receive the Restricted Stock Units designated in the Certificate subject to the terms of the Plan, the Certificate and this Agreement.
2.
Restricted Stock Units Awarded. The Company hereby awards and grants to the Participant the number of Restricted Stock Units set forth in the Certificate. Each Restricted Stock Unit represents a right to receive one Share (or the cash equivalent) from the Company and any Dividend Equivalents (as defined below) credited to the Participant’s Restricted Stock Unit Account (as defined below) with respect to that Share upon vesting of the Restricted Stock Unit as provided in Section 3 below. Vested Restricted Stock Units will be settled as provided in Section 5 below. The Company will, in accordance with the Plan, establish and maintain an account (the “Restricted Stock Unit Account”) for the Participant and will credit that account for the number of Restricted Stock Units granted to the Participant and any Dividend Equivalents as provided in Section 4 below. The value of each Restricted Stock Unit on any given date will equal the Fair Market Value of one Share on that date.
3.
Vesting
(a)
Vesting Schedule. The Restricted Stock Units will vest under the Vesting Schedule set forth in the Certificate, on condition that the Participant is still then in Continuous Service.
(b)
Termination of Continuous Service

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-US Participants

(i)
Except as otherwise provided in (x) the Plan or (y) as provided for in Section 3(b)(ii) of this Agreement, if the Participant ceases Continuous Service for any reason the Participant will immediately forfeit the unvested Restricted Stock Units and any Dividend Equivalents credited to the Restricted Stock Unit Account.
(ii)
In the event that a Participant’s Service to the Company or, if different, a Subsidiary (the “Service Recipient”) is terminated because of Participant’s death or Disability, the Participant or his estate or legal representative, as applicable, shall have the right to receive certificates for (x) all Restricted Stock Units for which the restrictions have lapsed in accordance with the Plan and the applicable Award Agreement and for which certificates have not previously been delivered by the Company as of the date of termination, and (y) Restricted Stock Units which shall vest on a pro-rata basis based on the percentage determined by dividing (i) the number of days from and including the Date of Grant of such Restricted Shares or Restricted Stock Units through the termination of Participant’s Service by death or Disability, by (ii) the number of days from the Date of Grant of such Restricted Shares or Restricted Stock Units to the full vesting date of such Restricted Shares or Restricted Stock Units. The Company shall as promptly as practical deliver the certificates required to be delivered under this Section 3(b)(ii) to the Participant, his estate, or legal representative, as applicable.
(iii)
For purposes of the Award Participant’s Continuous Service will be considered terminated as of the date the Participant is no longer actively providing services to the Company or the Service Recipient (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or providing services, or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award (including whether Participant may still be considered to be providing services while on a leave of absence).
4.
Dividend Equivalents. If the Company pays any cash dividend on its outstanding Common Stock for which the record date occurs after the Date of Grant, the Administrator will credit the Restricted Stock Unit Account as of the dividend payment date in an amount equal to the amount of the dividend paid by the Company on a single Share multiplied by the number of Restricted Stock Units under this Agreement that are unvested as of that record date (“Dividend Equivalents”). Dividend Equivalents will be subject to the vesting requirements of Section 3 of this Agreement. No Dividend Equivalent will vest or be paid to the Participant unless and until the corresponding Restricted Stock Unit vests and is settled.
5.
Settlement. The Company will settle the Award on the Settlement Date or Dates set forth in the Certificate by issuing to the Participant one Share for each Restricted Stock Unit that has satisfied all vesting requirements on that Settlement Date and cash in the amount of any Dividend Equivalents credited to the Restricted Stock Unit Account with respect to that Share. Upon

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

settlement, the Restricted Stock Units and related Dividend Equivalents will cease to be credited to the Restricted Stock Unit Account. If the Certificate does not specify a Settlement Date, the applicable Settlement Date will be each vesting date set forth in the Vesting Schedule. Subject to the satisfaction of the withholding provisions in Section 8 below, the Administrator will cause a stock certificate to be delivered on the applicable Settlement Date to the Participant with respect to the Shares issued on that Settlement Date and cash in the amount of any Dividend Equivalents credited to the Restricted Stock Unit Account with respect to such Shares, free of all restrictions hereunder, except for applicable U.S. federal, state or non-U.S. securities laws restrictions, and will enter the Participant’s name as stockholder of record with respect to such Shares on the books of the Company. The Participant acknowledges and agrees that Shares may be issued in electronic form as a book entry with the Company’s transfer agent and no physical certificates need be issued.
6.
Restrictions on Transfer. Until the applicable Settlement Date, the Restricted Stock Units and any related Dividend Equivalents credited to the Restricted Stock Unit Account may not be pledged, hypothecated or transferred in any manner other than by will or by the applicable laws of descent and distribution, or if approved in writing by the Administrator, by gift or domestic relations order to a Permitted Transferee, provided that the Restricted Stock Units and any related Dividend Equivalents credited to the Restricted Stock Unit Account will remain subject to the terms of the Plan, the Certificate and this Agreement.
7.
Compliance with Laws and Regulations. The issuance and transfer of Common Stock on any Settlement Date is subject to the Company’s and the Participant’s full compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of U.S. federal, state and non-U.S. securities or exchange control laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of issuance or transfer. The Participant understands that the Company is under no obligation to register or qualify the Shares with the U.S. Securities and Exchange Commission, any state securities commission, non-U.S. securities regulatory authority or of any other governmental regulatory body, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.
8.
Responsibility for Taxes. As a condition to settlement under Section 5 above, the Participant acknowledges that, regardless of any action taken by the Company or the Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award or the underlying Shares, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares issued pursuant to such settlement and the receipt of any dividends and/or any Dividend Equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In connection with any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. Unless otherwise determined by the Administrator in its discretion, the Tax-Related Items withholding obligation shall be satisfied by retaining Shares from the Shares to be issued upon settlement of the Award. In the event that such withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences, by the Participant’s acceptance of the Award, (1) the Participant authorizes and directs the Company and any brokerage firm determined acceptable to the Company to sell on the Participant’s behalf a whole number of Shares from those Shares issued to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy any applicable withholding obligations or rights for Tax-Related Items, (2) the Participant authorizes the Company to withhold such amounts from the Participant’s wages or other cash compensation payable to the Participant or (3) the Participant acknowledges that the Company may require the Participant to make a cash or check payment in an amount equal to the withholding obligations for Tax-Related Items.

The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, the Participant may need to seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested Award, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

9.
No Right to Continued Service. Nothing in this Agreement or in the Plan imposes or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company or its Affiliates to terminate the Participant’s Continuous Service at any time.
10.
Representations and Warranties of the Participant. The Participant represents and warrants to the Company as follows:
(a)
Acknowledgement and Agreement to Terms of the Plan. The Participant acknowledges receipt of a copy of the Plan, the Certificate, this Agreement and the prospectus dated June 7, 2024 covering the Shares reserved for issuance under the Plan. The Participant has read and understands the terms of the Plan, the Certificate and this Agreement and agrees to be

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences on the vesting and settlement of the Restricted Stock Units and any Dividend Equivalents or disposition of any Shares received on settlement of Restricted Stock Units, and that the Participant should consult a tax advisor before such time. The Participant agrees to sign such additional documentation as the Company may reasonably require from time to time.
(b)
Compliance with Securities Laws. The Participant understands and acknowledges that, notwithstanding any other provision of the Agreement to the contrary, the issuance and holding of Shares is expressly conditioned on compliance with the Securities Act and all applicable federal, state and foreign securities laws. The Participant agrees to cooperate with the Company to ensure compliance with such laws.
(c)
Nature of Grant. By accepting (through performance) the RSUs and any Shares, Participant acknowledges, understands and agrees that:
(i)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(ii)
the grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(iii)
Participant is voluntarily participating in the Plan;
(iv)
all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company;
(v)
the Award and any Shares acquired under the Plan, and the income from and value of the same, are not intended to replace any pension rights or compensation;
(vi)
the Award and any Shares acquired under the Plan, and the income from and value of the same, are not part of Participant’s normal or expected compensation for any purposes including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Service Recipient or any Affiliate or Subsidiary;
(vii)
the future value of the Shares underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;
(viii)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of Participant’s Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or providing services, or the terms of Participant’s employment or service agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by applicable law;

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

(ix)
unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by the Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares;
(x)
unless otherwise agreed with the Company in writing, the Award granted under the Plan and the Shares underlying the Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of an Affiliate or Subsidiary; and
(xi)
neither the Company, the Service Recipient nor any Affiliate or Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the vesting of the Award or the subsequent sale of any Shares acquired upon settlement.
11.
No Interest in Company Assets. All amounts credited to the Participant’s Restricted Stock Unit Account under this Agreement will continue for all purposes to be part of the general assets of the Company. The Participant’s interest in the Restricted Stock Unit Account will make the Participant only a general, unsecured creditor of the Company.
12.
No Stockholder Rights before Issuance. The Participant will have no right, title or interest in, nor be entitled to vote or to receive distributions in respect of, nor otherwise be considered the owner of, any of the Shares covered by the Restricted Stock Units until the Shares are issued in accordance with Section 5 hereof.
13.
Data Privacy. The Company’s Human Resources Department in Plano, Texas (U.S.A.) administers and maintains the data regarding the Plan, all Participants under the Plan and the restricted stock granted to each Participant.

The data administered and maintained by the Company includes information that may be considered personal data, including the name of the Participant, the award granted and the number of shares of restricted stock included in any award (“Participant Personal Data”). From time to time during the course of the Participant’s employment with the Company, the Company may transfer certain of Participant Personal Data to certain third parties (“Third Parties”) as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan (the “Purposes”), and the Company and its Third Parties may each further transfer Participant Personal Data to additional third parties assisting the Company in the implementation, administration and management of the Plan (collectively, “Data Recipients”). The countries to which Participant Personal Data may be transferred may have data protection standards that are different from those in the Participant’s home country and that offer a level of data protection that is less than that in the Participant’s home country.

In accepting the Award set forth in the Agreement, the Participant hereby expressly acknowledges that the Participant understands that from time to time during the course of the Participant’s employment with the Company the Company may transfer Participant Personal Data to Data Recipients for the Purposes. The Participant further acknowledges that the Participant understands that the countries to which Participant Personal Data may be transferred may have

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

data protection standards that are different from those in the Participant’s home country and that offer a level of data protection that is less than that in the Participant’s home country.

Further, in accepting the Award set forth in the Agreement, the Participant hereby expressly affirms that the Participant does not object, and the Participant hereby expressly consents, to the transfer of Participant Personal Data by the Company to Data Recipients for the Purposes from time to time during the course of the Participant’s employment with the Company.

14.
General Terms
(a)
Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by the Participant or the Company to the Administrator for review. The Administrator’s resolution of such dispute will be final and binding on the Company and the Participant.
(b)
Entire Agreement. The Plan and the Certificate are incorporated into this Agreement by reference, and the Participant hereby acknowledges that a copy of each has been made available to the Participant. This Agreement, the Certificate and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. In the event of a conflict or inconsistency between the terms and conditions of this Agreement, the Certificate and the Plan, the Plan will govern.
(c)
Modification. This Agreement may be modified only in writing signed by both parties.
(d)
Notices. Any notice required under this Agreement to be delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant must be in writing and addressed to the Participant at the address indicated on the Certificate or to such other address as the Participant designates in writing to the Company. All notices will be deemed to have been delivered: (i) on personal delivery, (ii) five days after deposit in the United States mail by certified or registered mail (return receipt requested), (iii) two business days after deposit with any return receipt express courier (prepaid) or (iv) one business day after transmission by fax or email.
(e)
Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding on and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement is binding on the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
(f)
Governing Law; Venue; Severability. This Agreement is governed by and to be construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, agree that such litigation shall be conducted in the courts of Collin County, Texas, or the federal courts for the United States for the Eastern District of Texas, where this grant is made and/or to be performed. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then that provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

(g)
Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.
(h)
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the acquisition or sale of the underlying Shares. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
(i)
Language. The Participant acknowledges that the Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of the Plan and this Agreement. If the Agreement or any other document related to the Plan has been translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law.
(j)
Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(k)
Foreign Asset/Account Reporting Requirements, Exchange Controls and Tax Requirements. The Participant’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage, legal entity or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets and balances or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain time after receipt. In addition, the Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. The Participant acknowledges that it is the Participant’s responsibility to be compliant with all such requirements, and that Participant should consult the Participant’s personal legal and tax advisors, as applicable, to ensure compliance with applicable regulations.
(l)
Insider Trading/Market Abuse. Depending on the Participant’s country, the broker’s country or the country in which the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Company shares, rights to shares (e.g., restricted stock units) or rights linked to the value of Shares (e.g., phantom awards) during such times the Participant is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant is responsible for complying with any restrictions and should speak to the Participant’s personal advisor on this matter.
(m)
Appendix. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant shall be subject to any additional terms and conditions set forth in any Appendix to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
(n)
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

Cinemark Holdings, INC.
2024 long-term Incentive Plan

RESTRICTED STOCK Unit AWARD AGREEMENT for non-u.s. participants

Appendix

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Award granted to the Participant under the Plan if the Participant works or resides in one of the countries listed below. If the Participant is a citizen or resident of a country other than the one in which the Participant currently is working (or if the Participant is considered as such for local law purposes), or if the Participant transfers employment or residence to another country after the Award has been granted to the Participant under the Plan, the Company, in its discretion, will determine the extent to which the terms and conditions herein will be applicable to the Participant.

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan, the Certificate or the Award Agreement.

Notifications

This Appendix also includes information regarding securities laws, exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of October 2024. Such laws are often complex and change frequently. As a result, the Company recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information included herein may be out of date at the time that the Participant acquires Shares under the Plan or subsequently sells such Shares.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s individual situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant currently is working or residing (or if the Participant is considered as such for local law purposes), or if the Participant transfers employment or residence to another country after the Award has been granted to the Participant under the Plan, the information contained herein may not be applicable to the Participant in the same manner.

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

Appendix

ARGENTINA

Terms and Conditions

Labor Law Acknowledgement. In accepting the Award, Participant acknowledges and agrees that the grant of the Award is made by the Company (and not the Service Recipient) in its sole discretion, and that the value of the Award or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (a) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (b) any termination or severance indemnities or similar payments. If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on the relevant vesting date(s). Further, the Participant acknowledges and agrees that, for all legal purposes, the Award and the underlying Shares are the result of commercial transactions unrelated to the Participant’s service and are not part of the terms and conditions of the Participant’s employment.

Notifications

Securities Law Information. Neither the Award nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores). Neither this Agreement nor any other offering material related to the Award nor the underlying Shares may be utilized in connection with any general offering to the public in Argentina.

Exchange Control Information. Exchange control regulations in Argentina are subject to frequent change. The Participant is solely responsible for complying with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the vesting and settlement of the Award, the subsequent sale of any Shares acquired pursuant to the Award and the receipt of any dividends paid on such Shares. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

Foreign Asset/Account Reporting Information. If the Participant holds the Shares as of December 31 of any year, the Participant is personally required to report the holding of the Shares on the Participant’s personal tax return for the relevant year. The Participant should consult with the Participant’s personal tax advisor to determine the Participant’s personal reporting obligations. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

Appendix

BRAZIL

Terms and Conditions

Compliance with Law. By participating in the Plan, the Participant agrees to comply with all applicable Brazilian laws and to pay any and all applicable taxes associated with the acquisition and sale of Shares acquired under the Plan, or the receipt of any dividends in the future.

Nature of Grant. This provision supplements Section 10(c):

By participating in the Plan, the Participant agrees that (i) the Participant is making an investment decision, (ii) the Shares will be issued to Participant only if the vesting conditions are met, and (iii) the value of the Shares is not fixed and may increase or decrease over the vesting period without compensation to the Participant. The Participant understands that the Award is granted to the Participant by the Company and does not constitute part of the Participant’s normal compensation or salary. The Participant further understands that the Award was granted by the Company as a one-time benefit.

Notifications

Exchange Control Information. Participants who are residents or domiciled in Brazil must submit a declaration of assets and rights held outside of Brazil, including Shares acquired under the Plan, to the Central Bank if the aggregate value of such assets and rights is at least USD 1,000,000. Participants should consult their personal legal advisors for further details regarding this requirement.

CANADA

Terms and Conditions

Settlement of Award. Notwithstanding anything in this Agreement or any discretion retained in the Plan to the contrary, the Award shall be settled in Shares only (and shall not be settled in cash).

Termination of Service. The following provision replaces Section 3(b)(iii) of the Award Agreement:

(iii) For purposes of this Agreement, and except as expressly required by applicable legislation, the Participant shall be deemed to no longer be in Continuous Service upon the earlier of: (1) the date upon which the Participant’s employment with the Service Recipient is terminated, and (2) the date the Participant receives written notice of termination of employment from the Service Recipient, regardless of any period during which notice, pay in lieu of such notice or related payments or damages are required to be provided under local law (including, but not limited to statutory law, regulatory law and/or common law). For greater certainty, the Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which the Participant’s right to vest in the Award terminates, nor will the Participant be entitled to any compensation for lost vesting.

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

Appendix

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the Award under the Plan, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting in the Award if the vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for lost vesting.

Notifications

Securities Law Information. The Participant is permitted to sell Shares acquired upon the vesting and settlement of the Award through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange.

Foreign Asset/Account Reporting Information. Specified foreign property, including the Award, Shares acquired under the Plan, and other rights to receive shares of a non-Canadian company held by a Canadian resident generally must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds CAD 100,000 at any time during the year. Thus, the unvested portion of the Award must be reported – generally at a nil cost – if the CAD 100,000 cost threshold is exceeded because the Participant holds other specified foreign property. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily will equal the fair market value of the Shares at the time of acquisition, but if the Participant owns other Shares, the ACB may need to be averaged with the ACB of the other Shares. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.

CHILE

Notifications

Securities Law Information. The Award constitutes a private offering of securities in Chile effective as of the Date of Grant, and is expressly subject to general ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). The Award refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities is not subject to oversight of the CMF. Given that the Shares underlying the Award are not registered in Chile, the Company is not required to provide public information about the Award or the Shares in Chile. Unless the Award and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.

Exchange Control Information. If the Participant’s aggregate investments held outside of Chile (including the value of Shares acquired under the Plan) are equal to or greater than USD 5,000,000, the Participant must provide the Central Bank with updated information accumulated for a three-month period within 45 calendar days of March 31, June 30 and September 30 and within 60

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

Appendix

calendar days of December 31. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations Manual must be used to file this report.

The Participant is not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends to Chile. However, if the Participant decides to repatriate such funds, the Participant must do so through the Formal Exchange Market if the funds exceed USD 10,000. In such case, the Participant must report the payment to a commercial bank or the registered foreign exchange office receiving the funds. If the Participant does not repatriate the funds and instead uses such funds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, the Participant must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within the first 10 days of the month immediately following the transaction.

The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

Foreign Asset/Account Reporting Information. The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding: (a) any taxes paid abroad which they will use as a credit against Chilean income taxes, and (b) the results of foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before July 1 of each year. The sworn statement disclosing this information (or Formularios) must be submitted electronically through the CIRS website, www.sii.cl, using Form 1929. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.

COLOMBIA

Nature of the Grant. The following provision supplements Section 10(c) of the Award Agreement:

By accepting the grant of the Award and pursuant to Article 128 of the Colombian Labor Code, Participant expressly acknowledges, understands and agrees that the Award and related benefits are granted by the Company entirely on a discretionary basis, do not exclusively depend upon Participant’s performance with the Service Recipient, and do not constitute a component of Participant’s “salary” for any legal purpose. Therefore, the Award and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable, subject to any limitations as may be imposed under local law.

Notifications

Securities Law Information. An offer of Shares to employees will not be considered a public offering in Colombia provided that it meets the requirements and conditions set forth in Article

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

Appendix

6.1.1.1.1 in Decree 2555, 2010. The Shares subject to the Award have not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in the Award Agreement should be construed as the making of a public offer of securities in Colombia.

Exchange Control Information. Investments in assets located outside Colombia (including Shares) are subject to registration with the Central Bank (Banco de la República), as foreign investments held abroad, regardless of value. In addition, all payments related to the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g. local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio). The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

Foreign Asset/Account Reporting Information. An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including the Shares acquired under the Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described (e.g., its nature and its value) and the jurisdiction in which it is located must be disclosed. The Participant acknowledges that the Participant personally is responsible for complying with this tax reporting requirement. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.

EL SALVADOR

There are no country-specific provisions.

PERU

Terms and Conditions

Nature of the Grant. The following provision supplements Section 10(c) of the Award Agreement:

This Award is being granted ex gratia to the Participant by the Company as an incentive to reward the Participant for the Participant’s contributions to the Company.

Notifications

Securities Law Information. The grant of the Award under the Plan is considered a private offering in Peru and accordingly, is not subject to registration in Peru. For more information concerning the grant of the Award, please refer to the Plan, this Agreement, and any other grant documents made available to the Participant by the Company. For more information regarding the Company, please refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov, as well as on the Company’s website at https://ir.cinemark.com/.

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement for Non-U.S. Participants

Appendix